July 3, 1996

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by EFI Electronics Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of June 1996. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

Coopers & Lybrand L.L.P.




_________________________________________________________________
_____________

                                     SECURITIES AND EXCHANGE COMMISSION

                                           Washington, D.C. 20549


                                             ___________________


                                                  FORM 8-K

                                               CURRENT REPORT

                                             ___________________


                                     Pursuant to Section 13 or 15(d) of
                                     the Securities Exchange Act of 1934

                                             ___________________

            Date of Report (Date of earliest event reported):  June 26, 1996


                                             ___________________




           EFI ELECTRONICS CORPORATION
           (Exact name of registrant as specified in its charter)

     Delaware                          0-15967                   75-2072203
(State or other jurisdiction of   (Commission File No.)      (IRS Employer
 incorporation)                                            Identification No.)

                            2415 South 2300 West
                       Salt Lake City, Utah  84119
           (Address of principal executive offices, including zip code)

                            (801) 977-9009
           (Registrant's telephone number, including area code)



            ____________________________________________________________
                                 TABLE OF CONTENTS


Item 4.  Changes in Registrant's Certifying Accountant. . . . . . . . .  1

Item 7.  Financial Statements and Exhibits. . . . . . . . . . . . . . .  1
              Exhibits. . . . . . . . . . . . . . . . . . . . . . . . .  1

SIGNATURES . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

Item 4.              Changes in Registrant's Certifying Accountant.

           Effective June 26, 1996, Coopers & Lybrand LLP ("Coopers"), the independent accountant engaged to audit the financial statements of EFI Electronics Corporation (the "Company") during the Company's two most recent fiscal years and prior thereto, resigned.

           The Report of Independent Accountants issued by Coopers on the Company's financial statements for the year ended March 31, 1996, contained an explanatory paragraph regarding uncertainty as to whether the Company will continue as a going concern. This report did not contain an adverse opinion or disclaimer of opinion and was not qualified as to other uncertainties, audit scope or accounting principles. The explanatory paragraph in the March 31, 1996 report was based upon the Company's recurring losses, negative cash flows and possible future noncompliance with certain debt covenants. The report of Coopers for the year ended March 31, 1995, did not contain an adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles.

           Coopers did not inform the Audit Committee, the Board of Directors nor management of its intent to resign prior to delivery of its resignation. Accordingly, neither the Audit Committee nor the Board made any recommendation or approval with respect to Coopers' resignation. However, the Board of Directors was in the process of evaluating the Company's relationship with Coopers with the intention of soliciting proposals from other independent auditing firms.

           At the time of Cooper's resignation, Coopers identified to the Company certain disagreements required to be reported in accordance with
Item 304 of Regulation S-K, all of which were resolved to Cooper's satisfaction and were reflected in the Company's financial statements. The disagreements were identified as follows:

           . Coopers disagreed with the methodology used by the Company to amortize the cost of the license agreement with Network Response Systems, acquired in March 1995.

           . Coopers disagreed with the Company's proposed classification of the Company's revolving line of credit as a current liability.

           . Coopers disagreed with the Company's position to classify the year-end cash overdraft as an increase in the revolving line of credit.
           . Coopers disagreed with the Company's view that adjustments for Triple Crown warranty claims (as opposed to product and down-line warranty claims) were prior period adjustments.

           . Coopers disagreed with the Company over the disclosures in the "Basis of Presentation" footnote of the financial statements.

           During the Company's two most recent fiscal years and interim periods preceding resignation, Coopers has not advised management or the Board of Directors of the Company of any issues regarding significant internal control matters, problems with management representations, requirements for expanded audit scope or information that materially impacts the fairness or reliability of the Company's financial statements and, accordingly, there were no reportable events.

Item 7.               Financial Statements and Exhibits.

           There are no financial statements filed as a part of this report.

           Exhibits.

                      Included as Exhibit 1 to this report is a letter from Coopers with respect to its agreement with the statements made by the Company in this report.
                       SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         EFI ELECTRONICS CORPORATION




                 Richard D. Clasen, President and Chief Executive Officer


Date: July 3, 1996